EXHIBIT 23.3

CONSENT OF INDEPENDENT ACCOUNTANTS

AdStar, Inc.
Marina Del Rey, California

     We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (No. 333-88848) and Forms S-3 (No.s 333-60664, 333-81338, 333-91568 and 333-109757) of AdStar, Inc. of our report dated December 30, 2003, relating to the financial statements of Edgil Associates, Inc. for the years ended June 30, 2003 and 2002, which appears in the Company’s Current Report on Form 8-K/A filed on January 5, 2004.

/s/ BDO Seidman, LLP

BDO Seidman, LLP

Los Angeles, California
February 17, 2004